Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Omitted Information is indicated by [***]

Exhibit 10.1

FINANCING AGREEMENT No. [***], BETWEEN BRAZILIAN DEVELOPMENT BANK - BNDES and EVE SOLUÇÕES DE MOBILIDADE AÉREA URBANA LTDA., IN THE FORM BELOW:

BRAZILIAN DEVELOPMENT BANK - BNDES, as Financial Agent of the National Fund on Climate Change (FNMC), established by Law No. 12.114/2009, herein referred to simply as CREDITOR, a federal public company, headquartered in Brasília, Federal District, and services in this City, at Avenida República do Chile No. 100, enrolled with the CNPJ under No. [***], by its undersigned representatives;

AND

EVE SOLUÇÕES DE MOBILIDADE AÉREA URBANA LTDA., hereinafter referred to as CLIENT, a limited liability company, headquartered in São Jose dos Campos, State of São Paulo, at Rodovia Presidente Dutra, s/nº - KM 134, enrolled with the CNPJ under nº [***], by its undersigned representatives;

have agreed to what is contained in the following clauses:

FIRST

NATURE, AMOUNT AND PURPOSE

The CREDITOR opens to the CLIENT, by this Instrument, a credit in the amount of R$ 200,000,000.00 (two hundred million reais), to be provided with resources from the National Fund on Climate Change (FNMC), within the scope of the Climate Fund Program, [***].

PARAGRAPH ONE

The credit now open is intended to support the second phase of the development of electric vertical takeoff and landing vehicles (“EVTOLs”).

PARAGRAPH TWO

The financing of goods and services intended to execute the purpose referred to in Paragraph One is subject to compliance with the rules and criteria of the BNDES System.

SECOND

CREDIT AVAILABILITY

The credit will be made available to the CLIENT in installments, after the release conditions referred to in Clause Three (Credit Release Conditions) have been met, depending on the needs for the execution of the financed project, respecting, in any event, the budgetary availability of the FNMC.

PARAGRAPH ONE

Upon release of the funds for this operation, the debts determined by law and those in this Instrument authorized by the CLIENT will be made. The total remaining balance of the funds available to the CLIENT will be immediately transferred to current account [***], which the CLIENT has at [***].

PARAGRAPH TWO

The total credit must be used by the CLIENT within a period of up to 30 (thirty) months, [***].

PARAGRAPH THREE

The amount of each installment of credit to be made available to the CLIENT will not be subject to monetary restatement or other adjustment of any nature.

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THIRD

CREDIT RELEASE CONDITIONS

The release of the credit, in addition to compliance, as applicable, with the conditions set forth in articles 5 and 6 of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS" mentioned in Clause Eight (Special Obligations of the CLIENT), is subject to compliance with the following:

I - For release of the first installment of the credit:

a)   presentation to the CREDITOR of Letter(s) of Guarantee issued by a financial institution(s) approved by the CREDITOR, in accordance with Clause Seven (Guarantee to be Provided), for which the guarantor(s) is responsible for a portion(s) of the debt, in the minimum overall amount of [***], depending on the amount of the credit to be released or the remaining amount to be released; or for the totality of the debt, replacing, in the latter case, the previous letter(s), subject to the provisions of Paragraph Four of this Clause;

II - For release of each installment of the credit:

a)   absence of any fact that, at the discretion of the BNDES System, will substantially change the economic and financial situation of the CLIENT or that may compromise the execution of the project financed herein, in order to change it or make it impossible to carry it out, under the terms provided for in the project(s) approved by the CREDITOR ;

b)   Presentation, by the CLIENT, of a Debt Clearance Certificate related to Federal Taxes and Overdue Federal Tax Liabilities (CND) or a Certificate of Suspended Tax Liabilities related to Federal Taxes and Overdue Federal Tax Liabilities (CPEND), issued jointly by the Federal Revenue Service of Brazil (RFB) and the Attorney General's Office of the National Treasury (PGFN), through the internet, to be extracted at www.receita.fazenda.gov.br or www.pgfn.fazenda.gov.br and verified by the BNDES System therein;

c)     proof of the regularity of the project(s) before the environmental agencies, or when such proof has already been presented and is in force, the CLIENT’S representation on the continuity of the validity of such document;

d)    presentation of a statement, signed by the legal representative(s) of the CLIENT, reiterating, subject to the provisions of item a of item I and item V, the Statements made in Clause Seventeen (CLIENT Statements);

III - For the release of each portion of the credit destined to the financial support of imported goods and services with the impossibility of supplying similar domestic goods and services:

a)   presentation of the Resolution of the Chamber of Foreign Commerce (CAMEX) with the list of assets contemplated by the Ex-Tariff regime, which must include the asset(s) to be financed, or an Invoice with the corresponding Tax Status Code, which certifies its inclusion in the CAMEX list; or

b)  presentation of the annotation made by the Department of Foreign Trade (DECEX) in the import license of the financed asset, attesting to the impossibility of supplying a national equivalent; or

c)  presentation, in terms satisfactory to the CREDITOR, of a certificate from a representative or class entity, of national scope and that already provides a similar service to the Secretariat of Foreign Trade, of the non-existence of production or similar national.

PARAGRAPH ONE

After the period of use provided for in Clause Two (Credit Availability), without any release of funds, including due to non-compliance with the condition(s) provided for in this Clause, the CREDITOR may, at its discretion, terminate this Instrument, by communicating to the CLIENT, regardless of any other formality or registration, with the consequent extinction of all rights and obligations arising therefrom, as well as the release of guarantees eventually constituted, and the CLIENT shall cancel the registrations related to this Instrument at the competent notaries.

PARAGRAPH TWO

In the event that the CLIENT object to the certificate issued by the representative or class entity referred to in item "c" of item III of this Clause, it must present a technical report issued by a technological entity of recognized suitability and technical competence, preferably including the following factors: productivity, quality, usual delivery time of equipment, previous supplies, consumption of energy and raw materials and other performance factors specific to the case, which are considered satisfactory by the BNDES.

PARAGRAPH THREE

The indication of the representative entity referred to in item "c" of item III or the technological entity referred to in Paragraph Two may or may not be accepted by BNDES, which will not be bound by the understanding contained in the documents presented by said entities regarding the absence of a national equivalent.

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PARAGRAPH FOUR

For the purpose of complying with the provisions of Section I of this Clause, a maximum of four (4) groups of Letters of Guarantee may be submitted, and each group of Letters of Guarantee shall have a minimum aggregate amount of [***], and all Letters of Guarantee of the same group shall have the same expiration date, subject to the criteria established in paragraphs one and two of Section Eighteen (Guarantee to be provided).

FOURTH

INTEREST

On the principal of the CLIENT's debt, interest is due at the rate of 7.53% (seven point fifty-three percent) per year (as remuneration).

The interest will be calculated according to the formula below:

[***].

[***].

SOLE PARAGRAPH

The amount determined, under the terms of this Clause, will be capitalized every six months, on the 15th (fifteenth) of June and December of each year, in the period between the 15th (fifteenth) following the formalization of this Instrument and the 15th (fifteenth) of December 2027, and payable every six months, from the 15th (fifteenth) of June 2028, inclusive, together with the amortization installments of the principal, and on the maturity or settlement of this Instrument, subject to the provisions of Clause Fourteen (Maturity on Holidays).

FIFTH

AMORTIZATION

The principal of the debt arising from this Instrument must be paid to the CREDITOR in [***].

SOLE PARAGRAPH

The CLIENT undertakes to settle on [***], [***], with the last amortization installment, all obligations of this Instrument.

SIXTH

DEBT PROCESSING AND COLLECTION

Principal and charges will be collected by means of a billing document issued by the CREDITOR, in advance, for the CLIENT to settle those obligations on the maturity dates.

SOLE PARAGRAPH

Failure to receive the billing document will not exempt the CLIENT from the obligation to pay the principal installments and charges on the dates established in this Instrument.

SEVENTH

SURETYSHIP TO BE PROVIDED

The fiduciary guarantee of this Instrument will be the guarantee, formalized by Letter of Guarantee, according to the model provided by the CREDITOR, to be provided by a financial institution(s) that, at the discretion of the BNDES System, is in an economic-financial situation that confers a notorious degree of solvency, and the guarantor(s) must undertake as the main payer(s) of the obligations arising from this Instrument, until its final settlement, limited the liability to installments of the debt, depending on the amount to be released, pursuant to item I and Paragraph Four of Clause Three (Credit Release Conditions), expressly waiving the benefits of articles 366, 827 and 838 of the Civil Code, established that any change in the term or value of the guarantee always depends on the prior consent of the guarantor(s).

PARAGRAPH ONE

The Letter(s) of Guarantee referred to in the main section of this Clause will be issued for a minimum period of 24 (twenty-four) months, and must be replaced or renewed until the 90th (ninetieth) day prior to the end of the term of its validity, under penalty of early maturity of this Instrument.

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PARAGRAPH TWO

              The last letter(s) of guarantee to be submitted shall be effective until the 6th (sixth) month after the date of the last amortization installment of this Instrument.

EIGHTH

SPECIAL OBLIGATIONS OF THE CLIENT

The CLIENT undertakes to:

I -comply, as applicable, until final settlement of the debt arising from this Instrument, with the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, approved by Resolution No. 665, of 12.10.1987, partially amended by Resolution no. 775, of 12.16.1991, by Resolution no. 863, of 03.11.1996, by Resolution no. 878, of 9.4.1996, by Resolution no. 894, of 3.6.1997, by Resolution no. 927, of 4.1.1998, by Resolution no. 976, of 9.24.2001, by Resolution no. 1571, of 3.4.2008, by Resolution no. 1832, of 9.15.2009, by Resolution no. 2.078, of 3.15.2011, by Resolution 2.139, of 8.30.2011, by Resolution no. 2.181, of 11.8.2011, by Resolution no. 2.556, of 12.23.2013, by Resolution no. 2.558, of 12.23.2013, by Resolution no. 2.607, of 4.8.2014, by Resolution no. 2.616, of 5.6.2014, by Resolution no. 3.148, of 5.24.2017, by Resolution no. 3.354, of 8.28.2018, by Resolution no. 3.377, of 10.17.2018, and by Resolution no. 3,439, of 12.27.2018, by Resolution no. 3.511, of 8.21.2019, by Resolution No. 3,523, of 9.12.2019, by Resolution No. 3,539, of 10.03.2019, by Resolution no. 3.593, of 02.06.2020, by Resolution no. 3.708, of 11.26.2020, by Resolution no. 3.728, of 1.14.2021, by Resolution no. 3.838, of 12.23.2021 and by Resolution no. 3.914, of 7.7.2022 and by Resolution no. 4.026, of 4.27.2023, all of them by the BNDES Board of Directors, published in the Federal Official Gazette (Section I) of 12.29.1987, 12.27.1991, 4.8.1996, 9.24.1996, 3.19.1997, 4.15.1998, 10.31.2001, 3.25.2008, 11.6.2009, 4.4.2011, 9.13.2011, 11.17.2011, 1.24.2014, 2.14.2014, 5.6.2014, 9.3.2014, 6.2.2017, 9.17.2018, 11.26.2018, 1.14.2019, 9.4.2019, 10.16.2019, 10.29.2019, 3.4.2020, 1.4.2021, 1.25.2021, 1.10.2022, 7.13.2022 and 6.15.2023, respectively, available on the BNDES' official website (www.bndes.gov.br), the content of which the CLIENT declares to know and accept as an integral and inseparable part of this Instrument, for all legal purposes and effects;

II -execute and complete the project financed herein within a period of [***], counting from the date of formalization of this Instrument, without prejudice to the CREDITOR’S power, under the guarantees constituted in this Instrument, to extend said period, before its final term, or grant additional term, after said term, by express authorization, regardless of other formality or registration, with the agreement of the CLIENT;

III -keep its obligations related to the project in good standing before the environmental agencies, during the effectiveness of this Instrument, subject to Paragraph Four;

IV -notify the BNDES System of the occurrence of environmental damage that may compromise the project, [***] from the acknowledgment date, indicating the measures and actions in progress or already taken by the CLIENT to correct and/or remedy such damages and providing any documents produced/issued related to said event;

V -notify the BNDES System, within 30 (thirty) calendar days from the date on which it becomes aware, that it or any of its managers, its direct or indirect parent companies, its direct or indirect subsidiaries, its employees, agents or representatives, as well as suppliers of a product or service essential to execute the are involved in an action, procedure and/or lawsuit, judicial or administrative, considered relevant under the terms of Paragraph Two conducted by a national or foreign administrative or judicial authority, provided that they are not under confidentiality or secrecy of justice;

VI -present its financial statements for the previous financial year, audited by an independent external auditor duly registered with the Securities and Exchange Commission of Brazil, by the date of June 30 of each year;

VII -formally inform the BNDES System, within [***] from its formalization, accompanied by the respective documents, of a spin-off, consolidation or merger, including incorporation of shares, of the CLIENT or any other form of corporate reorganization involving the CLIENT, which implies a change of control, direct or indirect, subject to the provisions of article 39, item III and sole paragraph of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS".

VIII -notify the BNDES System, on the date of the event, the name and CPF/MF of a person who, exercising a remunerated function or being among its owners, controllers or officers, has been elected or sworn in as a Federal Deputy or Senator;

IX -submit to the BNDES System, [***] information containing data identifying the goods or services financed, detailing, when applicable, the machine or equipment, the manufacturer or service provider, the amount, as well as other information that may be requested, in order to prove that the goods and services purchased with resources from this Agreement meet the standards and criteria of the BNDES System and, if applicable, that they are accredited in the BNDES System;

X -include the trademarks of the Ministry of the Environment /Federal Government in all publicity material of the project financed herein;

XI -not to use, in the fulfillment of the purpose described in Clause One (Nature, Amount and Purpose), the resources of this Instrument in activity:

a)         carried out in any country or territory that is subject to economic or financial sanctions, embargoes or restrictive measures in force, administered or applied by the United Nations Security Council, the Brazilian State or by an authority exercising jurisdiction over the CLIENT; or

b)             that in any other way, results in a violation by any person (including the BNDES System) of the sanctions referred to in this item;

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XII -return the funds whose application is no longer justifiably proven by the CLIENT, in terms satisfactory to the BNDES System, within a period to be established in the written notification sent by the BNDES System, mentioned in Paragraph Two of Clause Ten (Notification), updated and remunerated by the interest rate provided for in Clause Four (Interest) or by the SELIC Rate plus 1.30% (one point thirty percent), whichever is greater, from the date of release of the funds to the CLIENT until the date of their effective return, subject to the provisions of article 37 of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS";

PARAGRAPH ONE

For the purposes of the special obligation referred to in item V of this Clause, the CLIENT is considered aware of:

I -the receipt of summons, subpoena or notification, judicial or out-of-court, made by a judicial or administrative authority, national or foreign;

II -the communication of the fact by the CLIENT to the competent authority; and

III -the adoption of a judicial or out-of-court measure by the CLIENT against the offender.

PARAGRAPH TWO

For the purposes of the special obligation referred to in item V of this Clause, the following are considered relevant:

I-              all sanctioning administrative proceedings, public civil suits (including administrative misconduct), popular or collective, civil or criminal suits related to the crimes indicated below, when classified as probable or possible loss:

a)             against the national or foreign public administration, against the Democratic Rule of Law, against the economic or tax order, the financial system, the capital market or, of "laundering" or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in the applicable national and/or foreign legislation;

b)               hat result in harassment, discrimination or prejudice based on personal characteristics (such as ethnicity, race, color, socioeconomic status, family situation, nationality, age, sex, sexual orientation, gender identity, religion, beliefs, disability, genetic or health condition, and ideological or political position), irregular, illegal or criminal exploitation of child labor or practices related to work in conditions analogous to slavery, human trafficking, sexual exploitation or the criminal exploitation of prostitution, bullying or sexual harassment, violence against women or crimes against the environment;

II -         all sanctioning administrative proceedings, public civil suits (including administrative misconduct), popular or collective, civil or criminal suits that represent risk to the CLIENT’S reputation, regardless of the object or the classification of probability of loss;

III -        procedures or lawsuits against employees, agents or representatives of the CLIENT, in which it can be held responsible or that pose a risk to its reputation;

IV -       procedures or lawsuits against suppliers of a product or service essential to execute the project that pose a risk to the CLIENT’S reputation and/or execution of the project.

PARAGRAPH THREE

In the cases referred to in the Paragraph Two of this Clause, the CLIENT shall provide, upon request by the BNDES System, a copy of the decisions and agreements, judicial or extrajudicial, reached in the aforementioned proceedings, as well as detailed information on the measures taken as a result of such proceedings, if available.

PARAGRAPH FOUR

Non-compliance with Clause III of this Clause is considered to be characterized in the following hypotheses:

I -             when the statement presented to the CREDITOR, pursuant to item III, items "a", "b" and "d" of Clause Seventeen (CLIENT Statements) ceases to be true, consistent, correct or sufficient, as provided for in Paragraph One of Clause Seventeen (CLIENT Statements);

II -          when the statement referred to in item I above is requested and not submitted to the BNDES System within the period provided for in Paragraph Two of Clause Seventeen (CLIENT Statements);

III -          non-existence or loss of validity and/or effectiveness of any of the environmental licenses, duly issued by the competent environmental agency, necessary for the implementation and/or operation of the project, according to the stage of the project; or

IV -          existence of an administrative or judicial decision that (i) results in the suspension, invalidity or extinction of the environmental licensing of the project or (ii) determines the environmental irregularity of the project, provided that, in both cases, the effects of the decision are not suspended.

PARAGRAPH FIVE

For the purposes of the special obligation referred to in item IV of this Clause, the CLIENT is considered aware of:

I - the receipt of summons, subpoena or notification, judicial or out-of-court, made by a judicial or administrative authority.

II -the communication of the fact by the CLIENT to the competent authority; and

III -the adoption of a measure by the CLIENT to correct and/or remedy the damages.

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PARAGRAPH SIX

For the purposes of the special obligation referred to in item XII of this Clause, from the release date of the funds to the effective return date, payments already made as compensatory interest or amortization of principal must be deducted from the updated amount to be refunded to the CREDITOR, if applicable.

PARAGRAPH SEVEN

The non-justified proof of the application of funds, pursuant to item XII and the previous paragraph of this Clause, does not characterize the hypothesis of early maturity of this Instrument, under the terms of Clause Eleven (Early Maturity).

NINTH

DEFAULT

In the event of default of the obligations assumed by the CLIENT, the provisions of arts. 40 to 47-A of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS", referred to in Clause Eight (Special Obligations of the CLIENT), item I.

TENTH

NOTIFICATION

The CREDITOR, in the event of detecting the occurrence of an event that may characterize the breach of the obligation established in this Instrument or the early maturity, for which there is no fixed term, may notify the CLIENT in writing.

PARAGRAPH ONE

In the event of non-compliance with an obligation or early maturity in relation to which there is no fixed term, a period of up to 90 (ninety) days will be granted, from the date of receipt of the notification, for the CLIENT to present proof of correction and/or justification about said event, and the CREDITOR may, at its discretion, without prejudice to other measures and penalties provided for in this Instrument and in the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS":

I -           accept the proof of correction and/or justification presented, and must inform the CLIENT in writing;

II -         require the return of funds, notifying the CLIENT to do so, pursuant to item XII of Clause Eight (Special Obligations of the CLIENT);

III -        suspend the financial collaboration release; and/or

IV -       declare the Instrument to be due and payable early in accordance with Clause Eleven (Early Maturity) and, in addition, if the purpose of this Instrument has been impaired, apply the provisions of Paragraph One of Clause Eleven (Early Maturity).

PARAGRAPH TWO

In the event provided for in item II of Paragraph One of this Clause, the written notification to be sent by the CREDITOR must contain the amount to be refunded, the return period and the information necessary for payment of the amount to be returned.

PARAGRAPH THREE

At the discretion of the CREDITOR, the measure referred to in item III of Paragraph One of this Clause may be determined prior to the CLIENT's notification.

ELEVENTH

EARLY MATURITY

The CREDITOR may declare this Instrument as matured in advance, with the enforceability of the debt and immediate suspension of any disbursement, if, in addition to the cases provided for in articles 39 and 40 of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS", referred to in Clause Eight (Special Obligations of the CLIENT), item I, are proven by the CREDITOR:

I -      the existence of a final and unappealable condemnatory sentence due to the practice of acts, by the CLIENT, that result in irregular, illegal or criminal exploitation of child labor, practice related to work in conditions analogous to slavery or crime against the environment;

II -       the inclusion of the CLIENT in the Register of Employers who have kept workers in slave-like conditions, established by MTPS/MMIRDH Interministerial Ordinance No. 4/2016, or another that may replace it;

III -       the falsity of the statements presented in Clause Seventeen (CLIENT Statements);

IV -       filing for judicial, extrajudicial recovery, self-bankruptcy, as well as the decree of bankruptcy or liquidation of the CLIENT;

V -        failure to comply with the obligations related to the guarantees, assumed hereunder or in its own instrument;

VI -      the practice by the CLIENT (i) of the conduct of offering, promising, giving, authorizing, requesting or accepting, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Instrument, as well as (ii) harmful acts, infractions or crimes against the economic or tax orders, the financial system, the capital market or the national or foreign public administration, or the Democratic Rule of Law, of "laundering" or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in the applicable national and/or foreign legislation;

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VII -       the inclusion, in a corporate agreement, articles of incorporation or organization of the CLIENT, or of the companies that control it, of a provision by which a special quorum is required for the resolution or approval of matters that limit or restrict the control of any of these companies by the respective controllers, or, also, the inclusion in those documents, of a provision that results in:

a)              restrictions on the CLIENT’S ability to grow or its technological development;

b)              restrictions on the CLIENT’S access to new markets; or

c)              restrictions or impairment of the ability to pay the financial obligations arising from this operation;

VIII -           failure to replace the Bank Guarantee Letter(s) within the period established in Paragraph One of Clause Seven (Guarantee to be Provided).

PARAGRAPH ONE

In the event of the use of the funds granted for purposes other than those provided for in this Instrument, the debt shall become due and payable and all disbursements shall be suspended forthwith. The BNDES System will communicate the fact to the Federal Public Prosecutor's Office, for the purposes and effects of Law No. 7.492/1986.

PARAGRAPH TWO

This Instrument will also mature in advance, with the enforceability of the debt and immediate suspension of any disbursement, on the election date as a Federal Deputy or Senator, of a person who performs a remunerated function for the CLIENT, or is among its owners, controllers or officers, persons involved in the prohibitions provided for by the Federal Constitution, article 54, items I and II. There will be no more default charges, provided that the payment occurs within 5 (five) business days from the election date, under penalty of not incurring the charges provided for the cases of early maturity due to default.

PARAGRAPH THREE

The declaration of early maturity based on the provisions of items I and II of the caput will not occur if the reparation imposed is made or while the penalty imposed on the CLIENT is being fulfilled, observing the due legal process, or, also, based on item II of the caput, if the CLIENT is excluded from the Register of Employers who have kept workers in conditions analogous to slavery, established by MTPS/MMIRDH Interministerial Ordinance No. 4/2016, or another subsequent one that may replace it.

TWELFTH

EARLY DEBT SETTLEMENT

In the event of early debt settlement, the guarantees will be released, observing the provisions of art. 18, of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS" mentioned in Clause Eight (Special Obligations of the CLIENT), item I.

PARAGRAPH ONE

In the event of early, partial or full settlement of the debt not referenced [***], on its own initiative or responsibility, the CLIENT undertakes to pay, on the settlement date, the principal amount plus accrued and unpaid interest or the amount equivalent to the present amount of future payments provided for in this Instrument until its regular maturity, whichever is greater.

PARAGRAPH TWO

The present amount referred to in paragraph one will be calculated by discounting the amount of future interest and amortization payments provided for in this Instrument by the sum of items I and II below:

I -              the forward structure of the interest rate related to the market index applicable to the Instrument under settlement, obtained on the platform of the Brazilian Financial and Capital Markets Association (ANBIMA) or another similar provider; and

II -              [***].

PARAGRAPH THREE

The methodology referred to in Paragraph One does not apply to operations in shortage of principal, for which the CREDITOR may arbitrate the non-receipt and alternative costs.

THIRTEENTH

COMMISSIONS AND CHARGES

The CLIENT declares itself aware that it will pay the CREDITOR Commissions and Charges due to the request for services or other activities, observing the hypotheses of incidence and the amounts disclosed on the official page of the BNDES on the internet (www.bndes.gov.br).

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FOURTEENTH

MATURITY ON HOLIDAYS

Any maturity of the principal amortization installment and charges that occur on Saturdays, Sundays or national, state, district or municipal holidays, including bank holidays, will, for all purposes and effects of this Instrument, be moved to the first subsequent business day, and the charges will be calculated up until that date, and the following regular period of determination and calculation of the charges of this Instrument will also begin on that date.

SOLE PARAGRAPH

For the purposes of the main section of this Clause, unless expressly provided otherwise, the holidays of the place where the CLIENT’S headquarters is located, whose address is indicated in this Instrument, will be considered.

FIFTEENTH

RESPONSIBILITY IN BUSINESS SUCCESSION

In the event of business succession, the eventual successors of the CLIENT will be jointly and severally liable for the obligations arising from this Instrument.

SOLE PARAGRAPH

The provisions of the main section of this Clause do not apply if there is prior consent from the CREDITOR for the removal of solidarity in a partial spin-off.

SIXTEENTH

ENVIRONMENTAL LIABILITY

The CLIENT undertakes to reimburse to the CREDITOR, regardless of fault, any amount it may be obliged to pay as a result of environmental damage caused by the project(s) referred to in the first paragraph of Clause One (Nature, Amount and Purpose) and to indemnify the CREDITOR for any loss or damage it may suffer as a result of said environmental damage.

SEVENTEENTH

CLIENT STATEMENTS

The CLIENT hereby represents and warrants to the BNDES System that:

I -              Regarding the legitimacy to formalize this Instrument:

a)      it has full power, authority and capacity to formalize this Instrument and to perform the obligations assumed herein, having taken all corporate actions necessary to authorize such formalization;

b)   there is no Federal Deputy, nor Senator elected or sworn in, exercising a paid function or among its owners, controllers or officers, not configuring the prohibitions provided for by the Federal Constitution, art. 54, items I and II;

II -              Regarding fair practices:

a)           it complies with anti-corruption laws, regulations and policies, as well as the determinations and rules issued by any body or entity, national or foreign, to which it is subject by legal or contractual obligation, whose purpose is to inhibit or prevent corrupt practices, illegal expenses related to political activity, harmful acts, infractions or crimes against the economic or tax order, the financial system, the capital market or the national or foreign public administration, or the Democratic Rule of Law, of "laundering" or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in the applicable national and/or foreign legislation;

b)           it is not aware that any supplier of a product or service essential to the achievement of the purpose of this instrument has taken any action in connection therewith that violates any of the rules referred to in point "a" of this item;

c)           neither the CLIENT nor its direct or indirect subsidiaries, or any of the respective officers or administrators, employees, agents and representatives are Sanctioned Persons;

d)           neither the CLIENT nor its subsidiaries, direct or indirect, are incorporated, domiciled or located in the Sanctioned Country;

e)           neither the CLIENT nor its subsidiaries, direct or indirect, are party to or intend to be a party to any negotiations or transactions with any Sanctioned Person or related to any activity or transaction blocked in the Sanctioned Country;

f)           it is not aware of any facts that have not been expressly stated and that, if known, could adversely affect the decision to grant the credit.

g)           it does not offer, promise, give, authorize, request or accept, nor will it offer, promise, give, authorize, request or accept, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Instrument, nor does it practice and will not practice harmful acts, infractions or crimes against the economic or tax orders, the financial system, the capital market or the national or foreign public administration, the Democratic Rule of Law, of "laundering" or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in the applicable national and/or foreign legislation;

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h)           it does not practice acts that result in discrimination based on race, ethnicity or gender, irregular, illegal or criminal exploitation of child labor, practice related to work in conditions analogous to slavery, or that characterize bullying or sexual harassment, violence against women or that result in a crime against the environment and will not practice said acts during the term of this Instrument;

i)            it takes and will take, during the term of this Instrument, all measures at its disposal to prevent its managers or its subsidiaries; its employees, agents or representatives; as well as suppliers, of a product or service essential for the execution of the purpose provided for in this Instrument, from practicing the acts described in items “g” and “h” above;

III -              With regard to socio-environmental aspects:

a)           it complies with the provisions of the legislation regarding the National Environmental Policy and adopts measures and actions aimed at avoiding or correcting damages or violations to the environment, safety and occupational medicine that may be caused as a result of the purpose provided for in this Instrument;

b)           it is in good standing with the Environmental Authorities and that all licenses, permits, approvals, etc., presented to the CREDITOR, which are currently necessary for the execution of the purpose provided for in this Instrument, remain valid;

c)          it complies with the legislation applicable to persons with disabilities in the execution of the purpose provided for in this Instrument, in particular the requirements provided for in Law No. 13.146/2015 (Statute of Persons with Disabilities);

d)            it observes the following international agreements ratified by Brazil: I) Convention on the Prohibition of the Development, Production and Stockpiling of Bacteriological (Biological) and Toxin-Based Weapons and on their Destruction, promulgated by Decree no. 77.374/1976; II) Vienna Convention for the Protection of the Ozone Layer and the Montreal Protocol on Substances that Deplete the Ozone Layer, promulgated by Decree no. 99.280/1990; III) Basel Convention on the Control of Transboundary Movements of Hazardous Waste and their Disposal, promulgated by Decree no. 875/1993; IV) Treaty on the Non-Proliferation of Nuclear Weapons, promulgated by Decree no. 2.864/1998; V) International Convention on the Prohibition of the Development, Production, Stockpiling and Use of Chemical Weapons and on the Destruction of Existing Chemical Weapons in the World, promulgated by Decree no. 2.977/1999; VI) Convention on the Prohibition of the Use, Stockpiling, Production and Transfer of Anti-Personnel Mines and on their Destruction, promulgated by Decree no. 3.128/1999; VII) Convention on International Trade in Endangered Species of Wild Fauna and Flora – CITES, pursuant to Decree no. 3.607/2000; VIII) Stockholm Convention on Persistent Organic Pollutants; and IX) Minamata Convention on Mercury, promulgated by Decree no. 9.470/2018;

e)           it is not aware of any fact or event, including the issuance of an administrative or judicial decision, that compromises the environmental regularity of the financed project;

f)             the execution of the purpose provided for in this Instrument does not provide for the reduction of the CLIENT’S permanent staff;

IV -              With regard to tax aspects:

a)           it is current with its tax obligations, including social, labor and social security contributions;

V -              In relation to the other legal impediments to formalize this Instrument:

a)       on the date of formalization of this Instrument, there is no default with the Federal Government, its organs and entities of the direct and indirect administrations, except for the notes whose handling has been specified, and this representation does not include obligations whose proof of compliance must be made by means of a certificate, due to the legislation in effect;

b)         there are not, as of the formalization date of this Instrument, against the CLIENT and its officers (i) Johann Christian Jean-Charles Bordais, French, married, business administrator, holder of the National Migration Registry (RNM) No. [***] V923992-2, registered under CPF under No. [***], domiciled in the [***]; (ii) Eduardo Siffert Couto, Brazilian, married, engineer, bearer of Identity Card RG [***] and registered under CPF/ME No. [***], resident and domiciled in [***]; and (iii) Luiz Felipe Ribeiro Valentini, Brazilian, married, mechanical engineer, bearer of Identity Card RG [***], SSP-SP, registered under CPF/ME No. [***], domiciled in [***], final administrative sanctioning decision, issued by a competent authority or body, due to the practice of acts that result in discrimination based on race, ethnicity or gender, irregular, illegal or criminal exploitation of child labor or practices related to work in conditions analogous to slavery, and/or final and non-appealable conviction, rendered as a result of said acts, or others that characterize bullying or sexual harassment, violence against women or that result in a crime against the environment;

PARAGRAPH ONE

The CLIENT shall communicate to the CREDITOR any material change in fact that causes the representations made in this Clause to cease to be true, consistent, correct or sufficient, until the final settlement of all obligations arising from this Instrument. In the event of this communication, the CLIENT undertakes to provide the CREDITOR, when requested and within the period indicated by it, with the information and documents necessary to understand the factual situation and the measures adopted by the CLIENT. If the CREDITOR does not receive any communication from the CLIENT in this regard, the representations made by the CLIENT in the form of the main section will be considered valid and reiterated throughout the term of this Instrument.

PARAGRAPH TWO

The CLIENT shall, upon request for release of any part of the credit, or upon request of the CREDITOR, within a period of up to 30 days from the date of receipt of the notification, expressly reiterate the representations made in this Clause, except as provided in item 'a' of item I and in item V, subject to Paragraph One.

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PARAGRAPH THREE

The CLIENT undertakes to maintain, during the effectiveness of this Instrument, performance compatible with the statements made in the main section and in the form of Paragraphs One and Two of this Clause, being aware that if such statements are not or cease to be true, consistent, correct or sufficient, the applicable legal sanctions, of a civil and criminal nature, may be applied, in addition to the early maturity of the Agreement.

PARAGRAPH FOUR

For the purposes of item “i” of item II of the main section of this Clause, measures are considered to prevent the practice of corrupt conduct, among others, the implementation, maintenance and/or improvement of internal control practices and/or systems, including standards of conduct, integrity policies and procedures, in order to ensure faithful compliance with national or foreign legislation applicable to the CLIENT and/or its subsidiaries.

PARAGRAPH FIVE

For the purposes of item II of the main section of this Clause, the following definitions are adopted:

I -          Sanctioned Country: any country or territory that is, or whose government is, subject to Sanctions;

II -        Sanctioned Person: any individual or legal entity, authority or governmental body with whom transactions are restricted or prohibited by Sanctions;

III -      Sanctions: economic or financial sanctions, embargoes and restrictive measures in force, administered or applied by the United Nations Security Council, the Brazilian State or by an authority exercising jurisdiction over the CLIENT, its subsidiaries, or any of their respective officers or directors, employees, agents and representatives, due to their domicile or business activities.

EIGHTEENTH

ADVERTISING

[***]

NINETEENTH

TRANSFER OF SECRECY

The CLIENT declares that it is aware that the BNDES System will provide the Ministry of Environment and Climate Change (MMA), the Federal Court of Accounts (TCU), the Federal Public Prosecutor's Office (MPF), the Office of the Comptroller General (CGU) and, when the financing resources originate from the Worker Support Fund - fat, also the Deliberative Council of the Worker Support Fund (CODEFAT) and the Ministry linked to it, or another public agency that succeeds it, the information that is requested by them, with the transfer of the duty of secrecy.

TWENTIETH

PERSONAL DATA ACCESS AND PROTECTION

The Parties, in compliance with the provisions of Law no. 13.709/2018 (General Data Protection Regulation - LGPD), in the current legislation on personal data protection and in any determinations of regulatory bodies/entities, undertake to protect the rights related to personal data processing, and, therefore, adopt measures of good governance under the technical aspect, including security, legal and administrative, observing mainly the following:

I -         the personal data processed as a result of this Instrument must be accurate and updated. Processing must comply with the parameters provided for in the legislation, especially in the LGPD and must also be in accordance with the purposes expressed in this Instrument, except for the latter requirement, in cases where the Parties are considered independent controllers;

II-         each Party will be an independent controller, for the purposes of this Instrument, and it is appropriate to individually define the appropriate legal bases and guidelines for processing operations, in relation to the following personal data: (i) that they will collect directly from the respective data subjects, provided that this processing operation is based on their own decisions; (ii) arising from their own databases; and (iii) related to their body of collaborators, employees and/or agents involved in the regular execution of this Instrument;

III-         personal data received from the other Party as a result of this Instrument must be deleted once it has been processed, except when the Law allows such data to be kept after this event.

PARAGRAPH ONE

The Parties authorize the disclosure of personal data expressly contained in this Instrument, such as name, CPF, position of the legal representatives who subscribed to this instrument and those mentioned as responsible for receiving any notifications, for the purpose of publicizing credit operations on their institutional website, committing to inform about the use of such personal data, when applicable, to their respective data subjects, as well as undertake to collect consent, when necessary, as provided for in the LGPD.

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PARAGRAPH TWO

The Security Incident, as well as unauthorized improper access and the leak or loss of personal data, will be the sole responsibility of the Party giving rise to it, and solidarity or subsidiarity will not apply if the other Party has not processed the personal data object of the incident and has not violated the personal data protection legislation.

TWENTY-FIRST

PROCESSING OF PERSONAL DATA BY THE BNDES SYSTEM

The BNDES System, whenever it is characterized as a controller of personal data, in accordance with the Corporate Policy for Personal Data Protection of the BNDES System (PCPD) and the Corporate Policy for Information Security of the BNDES System (PCSI), may only process the personal data shared based on the hypotheses provided for in the LGPD (legal basis), following the principles provided for in this legislation, in particular that of adequacy, security, prevention and minimization.

PARAGRAPH ONE

Personal data processing, including administrators, partners, service providers and individuals may occur in the cases shown in the Terms of Use and Privacy Notice of the Client’s Portal, available at the following link: https://www.bndes.gov.br/wps/portal/site/home/financiamento/roteiros/portal-do-cliente.. Among the intended purposes we highlight the following:

I -       execute contractual obligations (e.g., data of the company's collaborators to enable notifications, contact information of legal representatives, administrators or commercial contacts to enable billing to be sent and financial resources to be released);

II -     for compliance with legal or regulatory obligations (e.g. data from partners, administrators and guarantee providers to carry out the necessary steps to comply with the rules on the prevention of money laundering, financing of terrorism and the proliferation of weapons of mass destruction);

III -    to protect the credit granted (e.g. data of partners and guarantee providers to carry out consultations and sharing with institutions that provide services related to credit analysis, including the Credit Information System - SCR); and

IV -    to improve and optimize CLIENT’s experience (e.g. contact information of company collaborators to send offers of products similar to those contracted).

PARAGRAPH TWO

The personal data processed, including those related to financing/loan operations or another form of financial support, may be shared with the people listed in the Terms of Use and Privacy Notice of the Client´s Portal, available at the following link: https://www.bndes.gov.br/wps/portal/site/home/financiamento/roteiros/portal-do-cliente,., which we highlight the following:

I - international organizations, with which the BNDES System raises funds, such as the Inter-American Development Bank (IDB) and the World Bank, for the purpose of demonstrating the correct application of funds, subject to the provisions of the LGPD on the subject;

II - with control entities and bodies, such as the Central Bank of Brazil, the Federal Court of Accounts, the Federal Comptroller General's Office, the Federal Public Prosecutor's Office and the Federal Police, whenever requested by these entities; and

III- with entities and bodies that are members of the Direct and Indirect Public Administration (such as Ministries, autarchies and public companies), for the purposes of accountability and execution/formulation of public policies, for the fulfillment of other legal or regulatory obligations or, also, in accordance with the other legal bases provided for in the LGPD.

PARAGRAPH THREE

The data subjects of personal data processed may answer questions related to the legislation on personal data protection through e-mail to be sent to the following e-mail address: dpo_encarregado@bndes.gov.br, and exercise the rights mentioned below through the Fala.BR Channel - Integrated Platform for Ombudsman and Access to Information, available at https://www.bndes.gov.br/wps/portal/site/home/quem-somos/canais-atendimento/ouvidoria/ouvidoria-envie-sua-mensagem,, as informed in the Terms of Use and Privacy Notice:

I -           access to data;

II -         confirmation of the existence of processing;

III -        correction of incomplete, incorrect or outdated data;

IV-         withdrawal of consent, ratifying the processing carried out under the support of the consent previously expressed;

V -         knowing with which public and private entities the BNDES shared its data; and

VI -    request for anonymization, blocking or deletion of unnecessary, excessive or processed data in violation of the provisions of the General Personal Data Protection Regulation (LGPD)

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TWENTY-SECOND

COMMUNICATIONS

All communication arising from this Instrument must be made in writing and sent by bearer, letter or electronic mail (e-mail) to the following addresses or to any other that the CREDITOR or the CLIENT may communicate:

BNDES:               Av. República do Chile, nº 100, Centro

              Rio de Janeiro - RJ

              Zip Code 20.031-917

              Tel.: (21) 3747-6680

              E-mail: [***]

              C/O: [***]

CLIENT: Rodovia Presidente Dutra, s/nº - km 134 – Edif. E-571 – Eugênio de Melo

               São José dos Campos - SP

               CEP 12247-004

               Tel.: [***]

               E-mail: simone.oliveira@eveairmobility.com c/c legal@eveairmobility.com

               C/O: Simone Galvão de Oliveira

SOLE PARAGRAPH

Any communications under this Instrument will be valid and considered delivered on the receipt date, as evidenced by a protocol signed by the party to which it is delivered; in the case of transmission by mail, upon acknowledgment of receipt; or, in the case of transmission by electronic mail (e-mail), on the sending date of the correspondence, if sent by the end of the recipient´s business day and, if after that time, on the subsequent business day.

TWENTY-THIRD

FORUM

The Forums are elected to settle disputes arising from this Instrument, which cannot be resolved out of court, [***] and the headquarters of the CREDITOR.

The CLIENT, EVE SOLUÇÕES DE MOBILIDADE AÉREA URBANA LTDA., presented the Debt Clearance Certificate related to Federal Taxes and Active Debt of the Federal Government - CND No. B104.705D.6D6E.F750, issued on September 24, 2024, by the Federal Revenue Service of Brazil and the Attorney General's Office of the National Treasury, and valid until March 23, 2025.

The CREDITOR is hereby represented by the undersigned and identified Superintendent and Head of Department of BNDES, pursuant to the power of attorney drawn up in Book 1009, pages 064, of the 22nd Notary Public's Office of the Judicial District of the Capital of the State of Rio de Janeiro on October 17, 2024.

The parties sign, by means of a digital certificate issued in the ICP-Brasil standard, in accordance with the provisions of article 1 and article 10, paragraph 1 of Provisional Measure no. 2.200-2/2001. For all purposes, they declare that the type of signature used meets the provisions of § 4 of art. 784 of the Code of Civil Procedure and consider the date affixed to the end of the instrument as that of the legal formalization of this Instrument.

Rio de Janeiro, November 21, 2024.

For the CREDITOR:

/s/ Flavia Campos Kickinger	/s/ João Paulo Pieroni
BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

For the CLIENT:

/s/ Luiz Felipe Ribeiro Valentini	/s/ Johann Christian Jean Charles Bordais
EVE SOLUÇÕES DE MOBILIDADE AÉREA URBANA LTDA.